Exhibit 99.1

Chembio Diagnostics Reports Second Quarter 2019 Financial Results

MEDFORD, NY, August 6, 2019 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leading point-of-care diagnostics company focused on infectious diseases, today reported financial results for the quarter ended June 30, 2019.

Recent Accomplishments & Highlights
•	Achieved total revenue of $9.6 million for the second quarter of 2019, representing growth of 10% compared to the prior year period;
•	Entered collaboration with Takeda, a global Pharmaceutical Company, to develop a novel point-of-care diagnostic test for an undisclosed biomarker;
•	Received CE Mark for DPP Zika, Dengue, Chikungunya multiplex test; and
•	Received ANVISA approval for DPP Dengue test.

“Our second quarter results demonstrate sustained performance in our core infectious disease business,” said John Sperzel, Chembio’s Chief Executive Officer. “We continue to make advancements positioning our business for growth on multiple fronts. We are expanding commercialization through additional product regulatory approvals to deepen our penetration in familiar markets, advancing and adding new collaborations with world class organizations to the R&D pipeline, and preparing for additional growth through manufacturing automation and facility expansion.”

Second Quarter 2019 Financial Results
Total revenue for the second quarter of 2019 was $9.6 million, an increase of 10% compared to the second quarter of 2018. Net product sales for the second quarter of 2019 were $8.5 million, an increase of 24% compared to the second quarter of 2018. License and royalty, and R&D and grant revenue for the second quarter of 2019 was $1.1 million, a decrease of 41% compared to the second quarter of 2018.

Gross product margin for the second quarter of 2019 was $1.8 million as compared to $0.9 million in the second quarter of 2018. Gross product margin percent for the second quarter of 2019 was 21% compared to 13% for the second quarter of 2018. The increased gross product margin percent for the 2019 second quarter resulted primarily from initial benefits from our first automated assembly line, reduced labor costs and stable volume, offset by the impact of our geographic mix on average selling prices.

Research and development expenses increased by $0.1 million, or 5%, for the three months ended June 30, 2019 compared to the three months ended June 30, 2018. Selling, general and administrative expenses increased by $1.5 million, or 61%, for the three months ended June 30, 2019 compared to the three months ended June 30, 2018. The increase in selling, general and administrative expenses is attributable to a combination of the acquisition of Chembio Diagnostics Germany; legal costs; rent and other costs related to leasing our new facility; and, higher non-cash equity compensation costs.

Net loss for the second quarter of 2019 was $3.2 million, or $0.19 per diluted share, compared with a net loss of $1.7 million, or $0.12 per diluted share, for the second quarter of 2018.

Cash and cash equivalents as of June 30, 2019 totaled $4.5 million.

2019 Financial Outlook
Full year 2019 revenue is expected to be in the range of $36.0 million to $40.0 million.

Conference Call
Chembio will host a conference call today beginning at 4:30pm ET to discuss financial results and recent business highlights. Investors interested in listening to the call may do so by dialing 877-407-0778 from the U.S. or 201-689-8565 from outside the U.S. To listen to a live webcast, please visit the Investor Relations section of Chembio's website at www.chembio.com. Following the call, a replay will be available on the Investor Relations section of the company’s website for 90 days. A telephone replay will be available by dialing 877-481-4010 from the U.S. or (919) 882-2331 from outside the U.S. using the conference ID: 50767 until 4:30pm ET on August 13, 2019.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in 15-20 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP technology offers broad market applications beyond infectious disease, a number of which are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained in the last paragraph under “Recent Accomplishments & Highlights” and in the paragraph under “2019 Financial Outlook” that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, particularly under the heading “Risk Factors.”

DPP is our registered trademark. For convenience, this trademark appears in this release without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark.

(Tables to follow)

Investor Relations Contact
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
REVENUES:
Net product sales	$8,488,291	$6,857,861	$14,871,277	$13,256,088
License and royalty revenue	248,831	276,526	465,022	478,457
R&D and grant revenue	854,264	1,585,939	2,556,053	2,702,913
TOTAL REVENUES	9,591,386	8,720,326	17,892,352	16,437,458

COSTS AND EXPENSES:
Cost of product sales	6,693,225	5,935,428	11,463,562	10,053,207
Research and development expenses	2,101,020	1,991,412	4,318,652	3,838,514
Selling, general and administrative expenses	4,096,942	2,547,216	8,110,013	4,953,785
Acquisition costs	-	-	395,612	-
	12,891,187	10,474,056	24,287,839	18,845,506
LOSS FROM OPERATIONS	(3,299,801)	(1,753,730)	(6,395,487)	(2,408,048)

OTHER INCOME:
Interest income, net	5,918	25,355	12,602	27,330

LOSS BEFORE INCOME TAXES	(3,293,883)	(1,728,375)	(6,382,885)	(2,380,718)

Income tax provision (benefit)	(107,203)	-	(379,672)	-

NET LOSS	$(3,186,680)	$(1,728,375)	$(6,003,213)	$(2,380,718)

Basic and diluted loss per share	$(0.19)	$(0.12)	$(0.36)	$(0.17)

Weighted average number of shares outstanding, basic and diluted	16,914,171	14,165,343	16,906,936	13,718,776

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	(Unaudited) June 30, 2019	December 31, 2018
- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$4,504,075	$12,524,551
Accounts receivable, net	7,734,006	7,373,971
Inventories, net	9,070,676	7,851,222
Prepaid expenses and other current assets	570,258	702,010
TOTAL CURRENT ASSETS	21,879,015	28,451,754

FIXED ASSETS:
Property, Plant and Equipment, net	3,517,701	2,873,920
Finance lease right-of-use asset	233,722	-
TOTAL FIXED ASSETS, net	3,751,423	2,873,920

OTHER ASSETS:
Operating lease right-of-use asset	6,949,611	-
Intangible assets, net	3,684,144	3,884,831
Goodwill	4,822,413	4,983,127
Deposits and other assets	972,675	717,551

TOTAL ASSETS	$42,059,281	$40,911,183

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$5,317,809	$5,888,681
Deferred revenue	518,410	422,905
Current Portion of Note Payable	207,694	207,694
Current portion of finance lease liability	43,931	-
Current portion of operating lease liability	389,051	-
TOTAL CURRENT LIABILITIES	6,476,895	6,519,280

OTHER LIABILITIES:
Operating lease liability	6,582,446	-
Finance lease liability	189,792	-
Note payable	79,661	171,821
Deferred tax liability	792,587	892,308
TOTAL LIABILITIES	14,121,381	7,583,409

TOTAL STOCKHOLDERS’ EQUITY	27,937,900	33,327,774

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,059,281	$40,911,183

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the six months ended
	June 30, 2019	June 30, 2018

Net cash used in operating activities	$(7,086,415)	$(5,077,668)
Net cash used in investing activities	(1,003,738)	(250,147)
Net cash (used in) provided by financing activities	(92,158)	11,006,266
Effect of exchange rate changes on cash	161,835	37,029
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(8,020,476)	5,715,480
Cash and cash equivalents - beginning of the period	12,524,551	3,790,302
Cash and cash equivalents - end of the period	$4,504,075	$9,505,782